               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                       September 1, 2000
                         Date of Report
               (Date of Earliest Event Reported)

                       SANGUINE CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                         0-24480                95-4347608
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                    101 East Green Street, #11
                 Pasadena, California 91105
            (Address of Principal Executive Offices)

                         (626) 405-0079
                 Registrant's Telephone Number


Item 5.   Other Events.

          On September 1, 2000 (effective as of August 29, 2000), the Registrant completed the offer and sale of 1,635,970 units (the "Unit" or "Units") at $0.50 per Unit for an aggregate of $817,985 (the "Offering").
Each Unit consisted of two shares of the Registrant's common stock ("restricted securities") and one redeemable common stock purchase warrant (the "Investor Warrant or Warrants"). Each Investor Warrant entitles the holder to purchase one share of common stock of the Registrant (the "Warrant Shares"), at an exercise price equal to $.40 per share (the "Investor Warrant Exercise Price"), subject to adjustment in certain circumstances. The Investor Warrants are exercisable at any time commencing on the date of issuance and terminating four years thereafter, subject to an effective registration statement to be filed with the Securities and Exchange Commission to cover such exercise (the "Registration Statement"). Commencing one year after issuance, the Investor Warrants are redeemable, in whole or in part, at the option of the Registrant, for $0.05 per Investor Warrant on not less than 30 days prior written notice, at any time, provided that (i) the closing bid price of the Registrant's common stock is at least 200% of the then current Investor Warrant Exercise Price and the public trading volume of the common stock is not less than 50,000 shares per day on each of the 20 consecutive trading days ending within 10 days from the date of the notice of redemption; and (ii) the Warrant Shares have been registered for public distribution under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant is required to file the Registration Statement, at its cost, with the Securities and Exchange Commission to register the resale of the common stock issued and those shares underlying the Investor Warrants comprising a portion of the Units within 30 days of the closing of the Offering or September 30, 2000 (October 2, 2000, because September 30, 2000 falls on a weekend), and to cause this Registration Statement to be declared effective within 150 days of closing or the Investor Warrant Exercise Price shall be reduced by $0.05 per each 30 day delay in the filing or effectiveness of the Registration Statement. The Registrant intends to timely file this Registration Statement, if at all possible; however, no assurance can be given that it will be able to do so or that once filed, the Securities and Exchange Commission will grant an effective date within the time allowed to avoid any penalty. Copies of the following documents respecting this Offering are attached hereto and incorporated herein by reference: Confidential Private Placement Memorandum of the Registrant dated May 18, 2000 (the "Offering Memorandum" [Exhibit No. 99.1]), as amended (the "Offering Memorandum Supplement" [Exhibit 99.2]); Subscription Agreement (Exhibit 99.4); Investor Questionnaire (Exhibit 99.5); and the Closing Memorandum (Exhibit 99.3). See Item 7.

          The Registrant engaged Laidlaw Global Securities, Inc. of New York, New York ("Laidlaw"), to act as its placement agent (the "Placement Agent") in connection with the Offering. The Placement Agency Agreement provided for the payment of an 8% sales commission on the gross Offering receipts, together with 2% of the gross receipts for non-accountable expenses, along with warrants to purchase 10% of the Units sold at an exercise price of $0.001 per Unit (respectively, the "Placement Agent's Warrant or Warrants" and the "Placement Agent's Warrant Exercise Price"). The Placement Agent has demand "registration rights" respecting these Units and the underlying shares of common stock, and it is anticipated that the shares comprising a portion of these Units and the shares underlying the Placement Agent's Warrants will be included in the Registration Statement to be filed. The Registrant was also required to pay other expenses in connection with the Offering, including costs of its counsel and counsel for Laidlaw. See the Closing Memorandum for an accounting of the receipts and disbursements of the Offering proceeds (Exhibit 99.3), Item 7. The Placement Agency Agreement also contained various mutual representations and warranties and provided for mutual indemnification of liabilities resulting from misstatements or omissions of the other. Copies of the Placement Agency Agreement (Exhibit 1) and the Placement Agent's Warrant (Exhibit 4.2) are attached hereto and incorporated herein by reference. See Item 7.

          As a condition to Laidlaw completing the Offering, certain stockholders of the Registrant who had been issued shares that had been registered with the Securities and Exchange Commission on Form S-8 on May 9, 2000 (and as amended on August 31, 2000) as compensation for services rendered agreed to a lock-up respecting these shares until May 8, 2001. Copies of these Lock-Up Agreements are attached hereto and incorporated herein by reference (Exhibits 99.6, 99.7 and 99.8). See Item 7.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.


Exhibit
Number                   Description
-------                  -----------

1.       Placement Agency Agreement

4.1      Placement Agent's Warrant

4.2      Investor's Warrant

99.1     Offering Memorandum

99.2     Offering Memorandum Supplement

99.3     Closing Memorandum

99.4     Subscription Agreement

99.5     Investor Questionnaire

99.6     Lock-Up Agreement

99.7     Lock-Up Agreement

99.8     Lock-Up Agreement

99.9     Lock-up Agreement

S-8 Registration Statement*

              *     As filed with the Securities and Exchange
                    Commission on May 9, 2000, and as amended on August 31, 2000, is incorporated herein by reference.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SANGUINE CORPORATION

Date: 9/14/00              By:/s/Thomas C. Drees
                              --------------------------------------
                              Thomas C. Drees, Ph.D.
                              CEO, President and Chairman of the Board of
                              Directors


Date: 9/14/00              By:/s/Anthony G. Hargreaves
                              --------------------------------------
                              Anthony G. Hargreaves
                              Vice President, Secretary/Treasurer and Director


Date: 9/15/00              By:/s/David E. Nelson
                              --------------------------------------
                              David E. Nelson
                              CFO and Director


Date: 9/14/00               By:/s/ Edward L. Kunkel, Esq.
                              --------------------------
                              Edward L. Kunkel, Esq.
                              Director